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                                                                   EXHIBIT 5.1





                              February 13, 1997


                                                   (202) 639-7315



Quadrax Corporation
300 High Point Avenue
Portsmuth, Rhode Island  02871

Ladies and Gentlemen:

     We are acting as special counsel for Quadrax Corporation, a Delaware corporation (the "Company") in connection with the Registration Statement on Form S-3 filed on November 27, 1996 (the "Registration Statement") under the Securities Act of 1933 (the "Act") covering (i) 1,346,376 shares of Common Stock, par value $.000009 per share of the Company (the "Class C Warrant Shares") issuable upon exercise of 311,199 outstanding Non-Callable 10-Year Class C Common Stock Purchase Warrants (the "Class C Warrants") granted pursuant to the Warrant Agreement dated June 26, 1991 between the Company and American Stock Transfer & Trust Company (the "Class C Warrant Agreement"),
(ii) 825,000 shares of Common Stock (the "Warrant Shares") issuable upon exercise of certain warrants (the "Other Warrants") granted to certain consultants and a certain licenser of the Company pursuant to various agreements, and (iii) 135,000 outstanding shares of Common Stock (the "Outstanding Shares") issued to certain consultants and the chief financial officer of the Company. Capitalized terms used herein and not defined herein shall have the meaning given to them in the Registration Statement.

     In connection with this opinion, we have (i) investigated such questions of law, (ii) examined originals or certified, conformed or reproduced copies of such agreements, instruments, documents and records of the Company, such certificates of public officials and such other documents, and (iii) reviewed such information from officers and representatives of the Company and others as we have deemed necessary or appropriate for the purposes of this opinion.

     In all such examinations, we have assumed the legal capacity of all natural persons executing documents, the genuineness of all signatures, the authenticity of all original or certified documents, and the conformity to original or certified documents of all copies submitted to us as conformed or reproduced copies. As to various questions of fact relevant to the opinions expressed herein, we have relied upon, and assume the accuracy of, the statements made in
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Quadrax Corporation
February 5, 1997
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certificates and oral or written statements and other information of or from public officials and officers and representatives of the Company, its subsidiaries and others.

     Based upon the foregoing, and subject to the limitations set forth herein, we are of the opinion that:

     1. The Class C Warrant Shares have been duly authorized, and, when issued upon the exercise of the Class C Warrants in accordance with the terms of the Class C Warrant Agreement, will be validly issued, fully paid and non-assessable.

     2. The Warrant Shares have been duly authorized, and, when issued upon the exercise of the Other Warrants in accordance with the terms of their respective warrant agreements, will be validly issued, fully paid and non-assessable.

     3. The Outstanding Shares have been duly authorized and validly issued and are fully paid and nonassessable.

     We are members of the Bars of the State of New York and the District of Columbia. The opinions expressed herein are limited to the federal laws of the United States and the General Corporation Law of the State of Delaware.

     We hereby consent to the filing of this opinion letter as an exhibit to the Registration Statement and to the reference to this firm under the caption "Legal Matters" in the Prospectus forming a part of the Registration Statement. In giving this consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.


                                   Very truly yours,

                         FRIED, FRANK, HARRIS, SHRIVER & JACOBSON



                         By:       /s/ Stephen I. Glover
                            -------------------------------------
                                   Stephen I. Glover





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